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                                                                    EXHIBIT 23.1

                   Consent of Independent Public accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 18, 2000 (except with respect to the matters discussed in Note 26, as to which the date is February 15, 2000) included in Heller Financial, Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our firm included in this registration statement.


/s/ Arthur Andersen LLP


Chicago, Illinois
November 22, 2000